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                                                                  EXHIBIT 10.4
                   FOURTH AMENDMENT TO AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                    BRANDYWINE OPERATING PARTNERSHIP, L.P.

         THIS FOURTH AMENDMENT, dated as of September 28, 1998 (the "Amendment"), amends the Amended and Restated Agreement of Limited Partnership Agreement (as heretofore amended to date, the "Partnership Agreement") of BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Partnership"). Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Partnership Agreement.

                                  BACKGROUND

                  A. Pursuant to the Partnership Agreement, Brandywine Realty Trust (the "General Partner"), as the general partner of the Partnership, has the power and authority to issue additional Partnership Interests and Units in one or more newly created classes of Partnership Interests to persons on such terms and conditions as the General Partner may deem appropriate.

                  B. The General Partner, pursuant to the exercise of such power and authority and in accordance with the Partnership Agreement, has determined to execute this Amendment to the Partnership Agreement to create a new class of Partnership Interests designated as the Series A Preferred Mirror Units having designations, preferences and other rights which are substantially the same as the economic rights of the 7.25% Series A Cumulative Convertible Preferred Shares of the General Partner (the "Series A Preferred Shares") and to evidence the issuance of such additional Partnership Interests to the General Partner in exchange for the General Partner's contribution to the Partnership of the net proceeds of the sale of the Series A Preferred Shares.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby amend the Partnership Agreement as follows:

                  1. In accordance with the Partnership Agreement, the Partnership Agreement is hereby amended to establish, and to issue to the General Partner, the Series A Preferred Mirror Units having the designations, preferences and other rights set forth below:

                           (a) Designation and Number. A class of Partnership
Interests designated as Series A Preferred Mirror Units is hereby established. The number of Series A Preferred Mirror Units shall be 750,000 . The stated value of each Series A Preferred Mirror Unit shall be $50.00 (the "Stated Value").

                           (b) Rank. The Series A Preferred Mirror Units will,
with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, rank (a) senior to the Class A Units and all Partnership Interests ranking junior to the Series A



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Preferred Mirror Units; (b) on a parity with all Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank on a parity with the Series A Preferred Mirror Units including the Partnership Interests designated as Class B Preferred Units; and (c) junior to all Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank senior to the Series A Preferred Mirror Units.

                           (c)      Distributions.

                                    (i) Pursuant to Section 6.1 of the
Partnership Agreement, holders of Series A Preferred Mirror Units shall be entitled to receive, out of funds legally available therefor, cumulative quarterly cash distributions equal to the amount of the cumulative quarterly cash distributions payable on the Series A Preferred Shares. Such distributions shall be payable quarterly in arrears on or before the date on which distributions on the Series A Preferred Shares are payable (each a "Series A Preferred Mirror Unit Distribution Payment Date").

                                    (ii) No distributions on Series A
Preferred Mirror Units shall be authorized or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

                                    (iii) Notwithstanding the foregoing,
distributions with respect to the Series A Preferred Mirror Units will accrue whether or not the terms and provisions set forth in Section 1(c)(ii) at any time prohibit the current payment of distributions, whether or not there are funds legally available for such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series A Preferred Mirror Units will accumulate as of the Series A Preferred Mirror Unit Distribution Payment Date on which they first become payable.

                                    (iv) When distributions are not paid in
full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Mirror Units and any other Partnership Interests ranking on a parity as to distributions with the Series A Preferred Mirror Units, all distributions authorized upon the Series A Preferred Mirror Units and any other Partnership Interests ranking on a parity as to distributions with the Series A Preferred Mirror Units shall be authorized pro rata so that the amount of distributions authorized per Partnership Unit of Series A Preferred Mirror Units and such other Partnership Interests shall in all cases bear to each other the same ratio that accrued distributions per Partnership Unit on the Series A Preferred Mirror Units and such other Partnership Interests (which shall not include any accrual in respect of unpaid distributions for prior distribution periods if such other Partnership Interests do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of


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interest, shall be payable in respect of any distribution payment or payments on Series A Preferred Mirror Units which may be in arrears.

                                    (v) Except as provided in Section
1(c)(iv), unless full cumulative distributions on the Series A Preferred Mirror Units have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Partnership Interests ranking junior to the Series A Preferred Mirror Units as to distributions and upon liquidation) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made upon the Class A Units or any other Partnership Interests ranking junior to or on a parity with the Series A Preferred Mirror Units as to distributions or upon liquidation, nor shall any Class A Units or any other Partnership Interests ranking junior to or on a parity with the Series A Preferred Shares as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such units or other Partnership Interests) by the Partnership or any other entity controlled directly or indirectly by the Partnership (except by conversion into or exchange for Partnership Interests ranking junior to the Series A Preferred Mirror Units as to distributions and upon liquidation).

                                    (vi) Holders of the Series A Preferred
Mirror Units shall not be entitled to any distribution, whether payable in cash, property or Partnership Units in excess of full cumulative distributions on the Series A Preferred Mirror Units as described above. Any distribution payment made on the Series A Preferred Mirror Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series A Preferred Mirror Units which remains payable.


                           (d)      Liquidation Preference.

                                    (i) Upon any voluntary or involuntary
liquidation, dissolution or winding up of the affairs of the Partnership, the holders of Series A Preferred Mirror Units then outstanding are entitled to be paid out of the assets of the Partnership available for distribution to the Partners pursuant to Section 13.5(a) of the Partnership Agreement a liquidation preference equal to the Stated Value per Series A Preferred Mirror Unit, plus an amount equal to any accrued and unpaid distributions to the date of payment, before any distribution of assets is made to holders of Class A Units and GP Units or any other Partnership Interests that rank junior to the Series A Preferred Mirror Units as to liquidation rights.

                                    (ii) In the event that, upon any such
voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Partnership are insufficient to pay the amount of the liquidating distributions on all outstanding Series A Preferred Mirror Units and the corresponding amounts payable on all other Partnership Interests ranking on a parity with the Series A Preferred Mirror Units in the distribution of assets, then such assets shall be


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allocated among the Series A Preferred Mirror Units, as a class, and each class or series of such other such Partnership Interests, as a class, in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

                                    (iii) After payment of the full amount of
the liquidating distributions to which they are entitled, the holders of Series A Preferred Mirror Units will have no right or claim to any of the remaining assets of the Partnership.

                                    (iv) The consolidation or merger of the
Partnership with or into any other partnership, corporation, trust or entity or of any other partnership, corporation, trust or other entity with or into the Partnership, or the sale, lease or conveyance of all or substantially all of the property or business of the Partnership, shall not be deemed to constitute a liquidation, dissolution or winding up of the Partnership for purposes of this Section 1(d).

                           (e) Redemption. In connection with a redemption by
the General Partner, pursuant to the exercise of a Cash Redemption Right (as defined in the General Partner's Declaration of Trust, as amended (the "Declaration of Trust")), of any or all of the Series A Preferred Shares, the Partnership shall provide cash to the General Partner for such purpose which shall be equal to redemption price of the Series A Preferred Shares to be redeemed and one Series A Preferred Mirror Unit shall be canceled with respect to each Series A Preferred Share so redeemed. In connection with a redemption by the General Partner, pursuant to the exercise of a Share Redemption Right (as defined in the Declaration of Trust), of any or all of the Series A Preferred Shares, the Partnership shall issue to the General Partner a number of Class A Units equal to the number of Common Shares issued in payment of the redemption price of the Class A Preferred Shares so redeemed, and one Series A Preferred Mirror Unit for each Series A Preferred Share so redeemed shall be canceled. From and after the date on which the Series A Preferred Shares are redeemed, the Series A Preferred Mirror Units so canceled shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series A Preferred Mirror Units shall cease.

                           (f) Conversion. In connection with, and at the time
of, the conversion of all or any Series A Preferred Shares into Common Shares, a number of Series A Preferred Mirror Units equal to the number of Series A Preferred Shares so converted shall be converted into a number of Class A Units equal to the number of Common Shares issuable upon such conversion.



                           (g) Allocations. Allocations of the Partnership's
items of income, gain, loss and deduction shall be allocated among holders of Series A Preferred Mirror Units in accordance with Article VII of the Partnership Agreement.



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                  2. Section 13.5(a) of the Partnership Agreement is amending redesignating subparagraph (iv) as subparagraph (v) and inserting the following new subparagraph (iv):

                           (iv) Next, to the holders of Partnership Interests
that are entitled to any preference in distribution upon liquidation in accordance with the rights of any such class or series of Partnership Interests (and, within each such class or series, to each holder thereof pro rata based on the proportion of the total number of outstanding units of such class or series represented by such holder's units of such series or class); and

                  3. Section 7.2 of the Partnership Agreement is amending by inserting the following new subparagraph (g):

                           (g) Priority Allocation. All or a portion of the
Net Income of the Partnership for the Fiscal Year, if any, shall be specially allocated to the Partners holding Series A Preferred Mirror Units and Series B Preferred Units in proportion to the cumulative distributions each has received pursuant to Sections 6.1, 6.2, and 13.5 hereof and, with respect to the Partners holding Series A Preferred Mirror Units, Section 1(c) and 1(d) of the Fourth Amendment to this Agreement or, with respect to Partners holding Series B Preferred Units, Section 1.C and 1.D of the Fifth Amendment to this Agreement, from the commencement of the Partnership to the end of such Fiscal Year, in an amount equal to the excess, if any, of the sum of (i) the aggregate Net Loss allocated to such Partners pursuant to Section 7.1(b) hereof for all prior Fiscal Years, if any, and (ii) the aggregate distributions received by such Partners pursuant to Sections 6.1, 6.2, and
13.5 of this Agreement and, with respect to Partners holding Series A Preferred Mirror Units, Section 1(c) and 1(d) of the Fourth Amendment to this Agreement or, with respect to Partners holding Series B Preferred Units,
Section 1C and 1D of the Fifth Amendment, from the commencement of the Partnership to the end of such Fiscal Year, over the aggregate items of Net Income allocated to such Partners pursuant to this Section 7.1(g) for all prior Fiscal Years.

                  4. Except as expressly set forth in this Amendment to the Partnership Agreement, the Partnership Agreement is hereby ratified and confirmed in each and every respect.




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                  IN WITNESS WHEREOF, this Amendment to the Partnership
Agreement has been executed and delivered as of the date first above written.

                               GENERAL PARTNER:

                              BRANDYWINE REALTY TRUST

                              By: /s/ Gerard H. Sweeney
                                  -----------------------------
                              Name:    Gerard H. Sweeney
                              Its:  President and Chief Executive Officer




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